Exhibit 99.1

Form 4 Joint Filer Information

Names of the Reporting Persons:	• Sherborne Investors LP, a Delaware limited partnership and managing member of each of the Funds (as defined below) (“Managing Member”);

• Sherborne Investors GP, LLC, a Delaware limited liability company and general partner of the Managing Member (“Sherborne Investors GP”);

• Sherborne Investors Management LP, a Delaware limited partnership and investment manager to the Funds (“Sherborne Management”);

• Sherborne Investors Management GP, LLC, a Delaware limited liability company and general partner of Sherborne Management (“Sherborne Management GP”);

• Sherborne Strategic Fund A, LLC, a Delaware limited liability company (“Strategic Fund A”);

• Sherborne Strategic Fund B, LLC, a Delaware limited liability company (“Strategic Fund B”);

• Nottingham Investors LLC, a Delaware limited liability company (“Nottingham” and, together with Strategic Fund A and Strategic Fund B, the “Funds”); and

• Edward J. Bramson, the managing member of Sherborne Investors GP and Sherborne Management GP and a director and Chief Executive Officer of Nautilus, Inc. (“Bramson”).

Address for each of the Reporting Persons:	135 East 57th Street, New York, NY 10022

Date of Earliest Transaction Required to be Reported:	November 7, 2008

Designated Filer for each of the Reporting Persons:	Sherborne Investors GP, LLC

Issuer & Ticker Symbol for each of the Reporting Persons:	Nautilus, Inc.; NLS

Title of Security for each of the Reporting Persons:	Common Stock, no par value (the “Shares”)

Transaction Code for each of the Reporting Persons:	P

Securities Acquired(1):	• Strategic Fund A directly acquired Shares as follows:

			Amount of Securities
			Beneficially Owned
	Amount of Securities		Following Reported
Transaction Date	Acquired	Price	Transactions

11/7/2008	7,459.394	$2.322(2)	731,640.378

11/10/2008	13,858.619	$2.327(3)	745,498.997

11/11/2008	22,102.542	$2.282(4)	767,601.539

11/12/2008	26,209.034	$2.144(5)	793,810.572

• Strategic Fund B directly acquired Shares as follows:

			Amount of Securities
			Beneficially Owned
	Amount of Securities		Following Reported
Transaction Date	Acquired	Price	Transactions

11/7/2008	11,189.091	$2.322(2)	1,097,460.569

11/10/2008	20,787.928	$2.327(3)	1,118,248.497

11/11/2008	33,153.813	$2.282(4)	1,151,402.310

11/12/2008	39,313.550	$2.144(5)	1,190,715.861

• Nottingham directly acquired Shares as follows:

			Amount of Securities
			Beneficially Owned
	Amount of Securities		Following Reported
Transaction Date	Acquired	Price	Transactions

11/7/2008	68,626.514	$2.322(2)	6,731,100.047

11/10/2008	127,499.453	$2.327(3)	6,858,599.501

11/11/2008	203,343.645	$2.282(4)	7,061,943.146

11/12/2008	241,123.416	$2.144(5)	7,303,066.562

•     Each of (i) the Managing Member, as the managing member of the Funds, (ii) Sherborne Investors GP, as the general partner of the Managing Member and (iii) Bramson, as the managing member of Sherborne Investors GP, indirectly acquired the Shares that were directly acquired by the Funds as follows:

			Amount of Securities
			Beneficially Owned
	Amount of Securities		Following Reported
Transaction Date	Acquired	Price	Transactions

11/7/2008	87,275	$2.322(2)	8,560,201.000

11/10/2008	162,146	$2.327(3)	8,722,347.000

11/11/2008	258,600	$2.282(4)	8,980,947.000

11/12/2008	306,646	$2.144(5)	9,287,593.000

• Sherborne Management, as the investment manager to the Funds that only receives an asset-based fee, beneficially owns 0 Shares.

• Sherborne Management GP, as the general partner of Sherborne Management, beneficially owns 0 Shares.

(1)	Each of the Reporting Persons disclaims beneficial ownership of these securities except to the extent of the Reporting Person’s pecuniary interest therein, and the inclusion of these shares in this report shall not be deemed an admission of beneficial ownership for purposes of Section 16 or for any other purpose.

(2)	This transaction was executed in multiple trades at prices ranging from $2.240 to $2.350. The reported price reflects the weighted average purchase price. The persons jointly filing this report hereby undertake to provide upon request by the Securities and Exchange Commission (“SEC”) staff, the Issuer or a shareholder of the Issuer full information regarding the number of Shares purchased at each separate price.

(3)	This transaction was executed in multiple trades at prices ranging from $2.260 to $2.460. The reported price reflects the weighted average purchase price. The persons jointly filing this report hereby undertake to provide upon request by the SEC staff, the Issuer or a shareholder of the Issuer full information regarding the number of Shares purchased at each separate price.

(4)	This transaction was executed in multiple trades at prices ranging from $2.225 to $2.350. The reported price reflects the weighted average purchase price. The persons jointly filing this report hereby undertake to provide upon request by the SEC staff, the Issuer or a shareholder of the Issuer full information regarding the number of Shares purchased at each separate price.
(5)	This transaction was executed in multiple trades at prices ranging from $2.000 to $2.300. The reported price reflects the weighted average purchase price. The persons jointly filing this report hereby undertake to provide upon request by the SEC staff, the Issuer or a shareholder of the Issuer full information regarding the number of Shares purchased at each separate price.

Sherborne Investors LP	/s/ Craig L. McKibben, attorney-in-fact	November 12, 2008

	**Signature of Reporting Person	Date

Sherborne Investors Management LP	/s/ Craig L. McKibben, attorney-in-fact	November 12, 2008

	**Signature of Reporting Person	Date

Sherborne Investors Management GP, LLC	/s/ Craig L. McKibben, attorney-in-fact	November 12, 2008

	**Signature of Reporting Person	Date

Sherborne Strategic Fund A, LLC	/s/ Craig L. McKibben, attorney-in-fact	November 12, 2008

	**Signature of Reporting Person	Date

Sherborne Strategic Fund B, LLC	/s/ Craig L. McKibben, attorney-in-fact	November 12, 2008

	**Signature of Reporting Person	Date

Nottingham Investors LLC	/s/ Craig L. McKibben, attorney-in-fact	November 12, 2008

	**Signature of Reporting Person	Date

Edward J. Bramson	/s/ Edward J. Bramson	November 12, 2008

	**Signature of Reporting Person	Date

**	Intentional misstatements or omissions of facts constitute Federal Criminal Violations. See 18 U.S.C. 1001 and 15 U.S.C. 78ff(a).